Exhibit 10.37

FIRST AMENDMENT TO

UNSECURED PROMISSORY NOTE

This First Amendment to Unsecured Promissory Note (this “First Amendment”) is entered into by and between NextTrip Holdings, Inc., a Florida corporation (the “Company”), and [________], [an Individual] [a [State] corporation] (the “Holder”). The Holder and the Company are hereinafter sometimes referred to collectively as the “Parties,” and individually as a “Party.”

WHEREAS, the Company and Holder entered into an Unsecured Promissory Note on [_____], 2024 (the “Note”), pursuant to which Holder has advanced an aggregate of $[_____] to the Company, not including any accrued and unpaid interest thereon, as of the date hereto.

WHEREAS, the Company and Holder now desire to amend the Note, in accordance with the terms set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Amendments to the Note. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

1. Line of Credit. Subject to the terms and conditions of this Note, the Holder, from time to time on or before December 31, 2024, agrees to advance sum or sums to the Company under this Note, as set forth in the Schedule of Advances, attached as Exhibit A hereto. This Note is issued as a part of a series of notes designated by the Note Series above (collectively, the “Notes”) and having an aggregate principal amount not to exceed Two Million dollars ($2,000,000) (the “Maximum Principal”) at any given time (the “Line of Credit”). The Holder shall enter each amount borrowed and repaid in the respective Holder’s records. No failure by the Holder to make, and no error by the Holder in making, any entry in such records shall affect the Company’s obligation to repay the full principal amount advanced by the respective Holders to or for the account of the Company, or to pay interest or fees thereon at the agreed-upon rates.

2. No Further Modifications. Except as specifically amended by this First Amendment, all of the terms, covenants, and provisions of the Note shall remain in full force and effect in accordance with their respective terms. Except as expressly modified by this First Amendment, the Note is hereby ratified and confirmed in all respects. In the event of any inconsistency between the provisions of the Note and this First Amendment, the terms of this First Amendment shall control.

3. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf” signature page was an original thereof.

[Signature Page Follows]

The parties have executed this Unsecured Promissory Note as of the date first set forth above.

COMPANY:

nEXTTRIP HOLDINGS, inc.

By:
Name:	Frank Orzechowski
Title:	Chief Financial Officer

Address:
3900 Paseo Del Sol
Santa Fe, NM 87507

AGREED TO AND ACCEPTED:

[_________]

Address:
_________

SIGNATURE PAGE TO UNSECURED PROMISSORY NOTE

Exhibit A

Schedule of Advances

Holder	Date	Amount

Total:

EXHIBIT A